UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

_________________

         Date of Report (Date of earliest event reported): November 18, 2004

KRONOS INCORPORATED

(Exact name of Registrant as Specified in its Charter)

Massachusetts	0-20109	04-2640942
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

297 Billerica Road, Chelmsford, MA 01824

 (Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:(978) 250-9800

Not Applicable

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion and Acquisition or Disposition of Assets

        On October 5, 2004, Kronos Incorporated (the “Company”) entered into an Acquisition Agreement (the “Acquisition Agreement”), by and among the Company, Kronos Acquisition Inc, a corporation organized under Canadian law and wholly-owned subsidiary of the Company (“Kronos Sub”), and AD OPT Technologies Inc., a corporation organized under Canadian law (“AD OPT”). AD OPT is a Montreal-based provider of advanced workforce planning and scheduling solutions. The Acquisition Agreement provided for a tender offer by Kronos Sub to the shareholders of AD OPT for 100% of the outstanding common shares of AD OPT at a per share price of CAN $6.25. The Acquisition Agreement further provided that all outstanding options to purchase common shares of AD OPT would be exercised prior to the closing of the tender offer or cancelled. The terms of the Acquisition Agreement, including the purchase price per share, were determined on the basis of arms-length negotiations.

        In connection with the tender offer, Kronos entered into an agreement with Crescendo Partners II, L.P. (“Crescendo”), a 10.29% stockholder of AD OPT, whereby Crescendo agreed to tender all of its AD OPT common shares to Kronos Sub, subject to certain exceptions. Except for this agreement with Crescendo, neither the Company nor any of its directors, officers or, to its knowledge, affiliates, nor, to its knowledge, any associate of any such persons, had any material relationship with AD OPT at the time the parties entered into the Acquisition Agreement.

        On November 18, 2004, the Company acquired, through Kronos Sub, 10,504,123 common shares of AD OPT, representing approximately 95.6% of the outstanding common shares, for an aggregate purchase price of CDN $65,650,768 (USD $55,079,316, calculated as of the closing date), representing CDN $6.25 per common share. The purchase price was funded through the use of cash and investments shown on the Company’s balance sheet. The Company intends to exercise its rights to acquire all AD OPT common shares that were not tendered to the Company through the compulsory acquisition provisions of the Canada Business Corporations Act. The Company anticipates that the aggregate purchase price for these common shares will be approximately CDN $2,967,601 (approximately USD $2,486,529).

        A copy of the Acquisition Agreement is attached to the Company’s Current Report on Form 8-K as Exhibit 2.1 filed with the SEC on October 5, 2004 and incorporated herein by reference. The foregoing summary of the Acquisition Agreement and the transactions contemplated thereby is not intended to be complete and is qualified in its entirety by the complete text of the Acquisition Agreement.

        This Current Report on Form 8-K contains forward-looking statements about our business and our expectations, including statements relating to our intention to acquire the remaining outstanding common shares of AD OPT and the costs related thereto. Any such statements are subject to risk that could cause the actual results to vary materially from expectations. Any forward-looking statements represent our estimates only as of the day this report was filed with the Securities and Exchange Commission and should not be relied upon as representing our estimates as of any subsequent date. While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if our estimates change.

Item 9.01      Financial Statements and Exhibits

(a)     Financial Statements of Businesses Acquired

Not applicable.

(b)      Pro Forma Financial Information

Not applicable.

(c)     Exhibits

See the Exhibit Index on the page immediately preceding the exhibits for a list of exhibits filed as part of this Current Report on Form 8-K, which Exhibit Index is incorporated herein by reference.

SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 24, 2004	KRONOS INCORPORATED
By: /s/ Paul A. Lacy Paul A. Lacy Executive Vice President, Chief Financial and Administrative Officer

EXHIBIT INDEX

Exhibit Number	Description
2.1
Acquisition Agreement, dated as of October 5, 2004, by and among the Registrant, Kronos Acquisition Inc (Formerly known as 4246659 Canada Inc.), a corporation organized under Canadian law and wholly-owned subsidiary of the Registrant, and AD OPT Technologies Inc., a corporation organized under Canadian law, incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the SEC on October 5, 2004.